Exhibit 10.17

                     Amended and Restated License Agreement

                     AMENDED AND RESTATED LICENSE AGREEMENT

         This amended and restated license agreement is dated this 10th day of December, 2002 by and between OLD WHISKEY RIVER DISTILLING COMPANY, LLC a Hawaii limited liability company, whose principal place of business is 3264 South Kihei Road, Kihei, Maui, Hawaii ("Licensee"), and Willie Nelson, c/o Mark Rothbaum, Mark Rothbaum & Associates, 36 Mill Plane Road, No. 406, Danbury, Connecticut ("Licensor").

         RECITALS. Licensee is a Hawaii limited liability company formed for the purpose of producing and marketing whiskey branded with the trademark and tradename "Old Whiskey River", which brand name Licensee is currently seeking trademark and copyright approval (the "Product"). The purpose of this agreement is to set forth the understanding of the parties concerning the use by Licensee of Licensor's name, picture and participation in the advertising, sale and distribution of the Product.

         This Amended and Restated License Agreement is executed pursuant to the Agreement RE: Exercise of Option and Reorganization of Old Whiskey River Distilling Company, LLC.

      AGREEMENT: For valuable consideration, receipt of which by each party is hereby acknowledged, Licensor and Licensee hereby agree as follows:

      1. License. Licensor grants to Licensee an exclusive world-wide license, with a right to grant sublicenses, to use the name and approved picture of Licensor solely in connection with the advertising, promotion, sale and distribution of the Product world-wide, upon all of the terms and conditions of this agreement, including the right to use Licensor's signature on guitar picks to be attached to each bottle of the Product.

      2. Marketing and Promotion Participation. Licensor agrees to provide reasonable participation in marketing of the Product from time to time by publicly endorsing the Product; provided, however, such marketing responsibility shall be subject to Licensor's prior professional commitments and subject to Licensor's prior written approval. Such marketing and promotion participation shall be:

            a. Photo session or the provision of artwork, acceptable to Licensee and Licensor, to be used in connection with the marketing of the Product;

            b. Ten posters signed by Licensor relating to the Product at each live concert date;

            c. Tour sponsorship, whereby Licensor shall provide his reasonable efforts to have all concerts and tours engaged by Licensor to provide artwork such that the concert or tour is marketed to the public as "presented by" Old Whiskey River as a sponsor, provided, however, the failure of Licensor to have such concerts and tours to provide such artwork so that the concert or tour is presented by "Old Whiskey River" as sponsor, shall not be a breach of this Agreement by Licensor;

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            d. Throughout the term of this Agreement, Licensor must, in writing, pre-approve the use of Licensor's name and likeness that in any way associates Licensor to the Product;

            e. Licensor will use his best efforts to provide 10 tickets per concert without cost to Licensee and will provide to Licensee the opportunity to buy 30 additional tickets per concert, provided, however, if Licensor is not able to provide such tickets to Licensee such failure shall not be a breach of this Agreement by Licensor.

      Except as set forth herein, Licensor shall not receive separate compensation for the use of his picture or the use of his endorsements in the marketing or promotion of the Product. Licensor will furnish and permit the use of approved photographs, cuts and slides of Licensor, a specimen or reproduction of Licensor's signature for use solely in connection with advertising, endorsements. Licensee will have the final approval as to all production, marketing ad advertising decisions, provided; however, Licensor shall have final written approval over any image or other intellectual property of Licensee and final written approval over any particular use of such intellectual property contained in Licensee marketing plan.

      3. Licensor's Approval of the Product. Licensor has approved the Product, including the bottle, packaging and the Bourbon itself, and Licensee agrees to make no changes to the Product (including the bottle, packaging and Bourbon), without Licensor's prior written approval for same. Throughout the term of this Agreement, Licensor must pre-approve, in writing, the use of Licensor's name and likeness that in any ways associates Licensor to the Product.

      4. Transfers. Licensee may sublicense or transfer any or all of Licensee's rights and interests under this agreement so long as Licensee provides written notice of the same to Licensor.

      5. Prior Review by Licensor of Product and Use of Licensor's Intellectual Property Right. Any depiction of Licensor's name, image, or signature shall be created by Licensee through professionals on such matters and shall be subject to Licensor's prior review, comment and written approval. Further, Licensor shall have the right to approve the Product prior to general distribution to the Public, provided, however, once Licensor has approve the Product, Licensee shall be obligated to maintain the quality of the Product and maintain quality controls with regard to the Product in order that the Product maintains standards approved by the Licensor. Notwithstanding the foregoing, in no event are any of Licensor's intellectual property rights transferred to Licensee.

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      6. Certain Restrictions. Licensor may not incur any expense or perform any business function on Licensee's behalf without Licensee's prior approval. During the term of this Agreement, Licensor will not engage in any business or license his name or picture to any other business involved in the manufacture, sale or marketing of whiskey. Licensor will maintain the confidentiality of manufacturing, marketing strategy, trade secrets and other proprietary materials of Licensee.

      7. Term. This Agreement shall begin on the date hereof and shall continue unless terminated under this Section 7, or under Section 11 below.

      If Licensee shall reasonably determine that the continued manufacturing, marketing and selling of Product is no longer financially feasible, the Licensee may terminate this agreement on 30 days' written notice to Licensor, provided all payments owing to Licensor shall have been made prior to such Termination, provided further, no rights granted hereunder by Licensor to Licensee shall survive the end of the term. Provided, however, at the termination of this Agreement, the grant of rights provided under this Agreement shall terminate and Licensee shall have no further right to continue the use of said rights after the date of termination, Licensee shall have the right, after termination, to market and sell the then existing inventory of Product, provided Licensee shall complete said sale within 120 days after termination.

      8. Indemnity. Licensee agrees and covenants with Licensor that Licensee will and does hereby assume all risks of loss or damage(s) by whomsoever concerning the production and sale of the Product, and the Licensee hereby agrees to and does indemnify and save and hold harmless the Licensor, its affiliates and associates, director, employees, agents, offices, including Willie Nelson against and from any and all claims for personal injury, product liability, tort, negligence, or wrongful death by third persons, including all claims for loss or damage caused or resulting from nay such claim or demand or action or proceeding brought against Licensor wand will reimburse the Licensor for all of Licensor's cost and expenses, including reasonable attorneys' fees incurred in connection with the defense of any such claim.

      9. Insurance. The Licensee shall procure and maintain comprehensive and general liability insurance, including product and contractual liabilities, in coverage amounts as approved by Licensor in writing (but in no event less that $5,000,000 per occurrence), to cover all liability risks concerning its operations and activities, including but not limited to the processing and sale of the Product, and Licensor shall be named as an additional insured on all such insurance policies and shall provide Licensor with certificates of insurance for all coverages provided hereunder.

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      10. Liquor Laws. Licensee agrees that Licensee, at its sole cost and expense, shall comply and shall cause Licensee's agents to comply with all federal, state and local law, ordinances and regulations, and all rules, licenses, permits, and the like relating to liquor as applicable to the Product.

      11. Licensor's Termination Right - If Licensee Becomes Debtor Under Bankruptcy Code. The parties agree that the Licensor shall have the right to terminate this Agreement by providing written notice to the Licensee in the event that Licensee becomes a debtor in any case filed under the Bankruptcy Code (Chapter 7 and/or 11) or similar laws providing relief to bankrupt or insolvent debtors.

      12. Notices: Any notice from one party to the other shall be deemed effective upon hand delivery or actual receipt of said notice by the recipient; or if said notice is mailed, three days after said notice shall have been mailed, postage prepaid, to the addressee at his or its address set forth at the beginning of this agreement, or such other address as the addressee shall have notified the sender in writing, provided, however, with regard to any notice to Licensor, a copy shall be sent to Mr. Jess Rosen, Greenburg Traurig, LLC, 3290 Northside Parkway, 4th Floor, Atlanta, Georgia 30327 and with regard to any notice to Licensee, a copy shall be sent to Paul R. Mancini, Esq., Mancini, Rowland & Welch, 33 Lono Avenue, Suite 470, Kahului, Hawaii 96732.

      13. Miscellaneous. This agreement shall be governed by the laws of the State of California. In the vent of any disagreement between the parties which cannot be resolved by good faith negotiation, the parties agree to submit the matter to binding arbitration in Los Angeles, California, under the commercial Arbitration Rules of the American Arbitration Association. Facsimile copies of the executed Agreement shall be fully binding and effective for all purposes. Facsimile signatures on documents will be treated the same as original signatures. The Agreement may be executed in counterparts, and said execution shall have the same effect as if all parties executed in counterparts, and said execution shall have the same effect as if all parties executed the same original copy hereof.

      This Agreement shall be binding upon and shall inure to the benefit of, the named parties hereto and their heirs, executors, successors and assigns

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      Executed the day and year first above written.

                                   OLD WHISKEY RIVER DISTILLING COMPANY LLC

                                                  By /s/__________________

                                                                Shep Gordon

                                                        Its Managing Member

                                                      /s/__________________

                                                              WILLIE NELSON

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